UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 12, 2024

SIGMA ADDITIVE SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38015	27-1865814
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3900 Paseo del Sol

Santa Fe, New Mexico 87507

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (505) 438-2576

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	SASI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

As previously disclosed, on August 17, 2023, Sigma Additive Solutions, Inc. (the “Company”) received a letter from Nasdaq Listing Qualifications (“Nasdaq”) notifying the Company that it no longer complied with Nasdaq Listing Rule 5550(b)(1), which requires companies listed on the Nasdaq Capital Market to maintain minimum stockholders’ equity of $2,500,000 (the “Minimum Stockholder Equity Requirement”), and did not meet the alternatives of market value of listed securities or net income from continuing operations. As further disclosed previously, on October 2, 2023, the Company submitted its plan to regain compliance to Nasdaq and requested an extension to February 13, 2024 to regain compliance with the Minimum Stockholder Equity Requirement. On October 23, 2023, Nasdaq granted the requested extension and provided the Company until February 13, 2024 to demonstrate compliance. Nasdaq further informed the Company that if the Company fails to evidence compliance upon filing its next periodic report with the Securities and Exchange Commission (the “Commission”) and Nasdaq, the Company may be subject to delisting.

Since submitting its plan to Nasdaq, the Company has completed the following transactions, which the Company believes has resulted in the Company regaining compliance with the Minimum Stockholder Equity Requirement:

●	On December 29, 2023, the Company acquired 100% of the outstanding equity interests of NextTrip Holdings, Inc. (“NextTrip”) pursuant to a share exchange agreement by and among the Company, NextTrip and certain other parties (the “Acquisition”). As consideration for the Acquisition, at closing the Company issued 156,007 restricted shares of its common stock, constituting 19.99% of its issued and outstanding shares of common stock immediately prior to execution of the share exchange agreement, and agreed to issue up to an aggregate of 5,843,993 shares as further consideration upon NextTrip’s achievement of certain milestones set forth in the exchange agreement.

●	On January 16, 2024, the Company completed the sale of certain assets, consisting primarily of patents, software code and other intellectual property, to Divergent Technologies, Inc. for a purchase price of $1,626,242, resulting in net proceeds to the Company of $1,533,563.

●	In October 2023, the Company sold an aggregate of 128,887 shares of its common stock under its existing at-the-market agreement, resulting in net proceeds to the Company of approximately $772,468.

An unaudited condensed combined pro-forma balance sheet of the Company as of September 30, 2023, which presents the combination of the financial information of the Company and NextTrip adjusted to give effect to completion of the Acquisition and the Asset Sale, is filed as Exhibit 99.3 of that Current Report on Form 8-K filed by the Company with the Commission on January 10, 2024, and reflects total stockholders’ equity of approximately $5.4 million.

As of the date of this the Current Report on Form 8-K (this “Current Report”), the Company believes it has regained compliance with the Minimum Stockholder Equity Requirement based upon the specific transactions and events referenced above. Nasdaq will continue to monitor the Company’s ongoing compliance with Minimum Stockholder Equity Requirement and, if at the time of its next periodic report the Company does not evidence compliance, the Company may be subject to delisting.

Forward-Looking Statements

This Current Report contains certain forward-looking statements that involve substantial risks and uncertainties. When used herein, the terms “anticipates,” “expects,” “estimates,” “believes,” “will” and similar expressions, as they relate to us or our management, are intended to identify such forward-looking statements.

Forward-looking statements in this Current Report, or disclosed hereafter, including in other publicly available documents filed with the Commission, reports to the stockholders of the Company and other publicly available statements issued or released by us involve known and unknown risks, uncertainties and other factors which could cause our actual results, performance (financial or operating) or achievements to differ from the future results, performance (financial or operating) or achievements expressed or implied by such forward-looking statements. Such future results are based upon management’s best estimates based upon current conditions and the most recent results of operations. These risks include, but are not limited to, whether Nasdaq will confirm that the Company has regained compliance with the Minimum Stockholder Equity Requirement or otherwise grant any relief from delisting, the Company’s ability to maintain compliance with Minimum Stockholder Equity Requirement and/or other listing standards, the Company’s ability to maintain its Nasdaq listing, and other risks set forth herein and in such other documents filed with the Commission, each of which could adversely affect our business and the accuracy of the forward-looking statements contained herein. The Company’s ability to maintain its Nasdaq listing, actual results, performance or achievements may differ materially from those expressed or implied by such forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 12, 2024	SIGMA ADDITIVE SOLUTIONS, INC.

	By:	/s/ William Kerby
William Kerby
Chief Executive Officer